Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1/10K of Vibe Ventures Inc. of our report dated February 15, 2011, relating to the financial statements of the year ended October 31, 2010.



/s/ Kenne Ruan, CPA, P.C.


Woodbridge, Connecticut
February 15, 2011